                                                                    EXHIBIT 4.01

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of August 16, 2004 by and between Flextronics International Ltd., a Singapore company ("FLEXTRONICS"), and the individuals and entities listed on Exhibit A attached hereto who execute one or more counterpart signature pages to this Agreement (the "HOLDERS").

                                    RECITALS

      A. This Agreement is entered into pursuant to that certain Merger Agreement dated as of August 16, 2004 (the "MERGER AGREEMENT") by and among Flextronics, Minnesota Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Flextronics ("MERGER SUB"), and Northfield Acquisition Co., a Delaware corporation ("COMPANY").

      B. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Company in a statutory merger, with the Company as the surviving corporation in the merger (the "MERGER") in which all outstanding shares of common and preferred stock of Company will be converted into the right to receive, and will be exchangeable for, ordinary shares, S$0.01 par value of Flextronics ("BUYER COMMON STOCK") and in accordance with the Merger Agreement cash constituting the Earnout Amount.

      C. As an inducement for the Holders to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, Flextronics desires to grant the registration rights to the Holders as contained herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. DEFINITIONS AND REFERENCES.

      Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Merger Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

      "AFFILIATE" of a Holder shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder.

      "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such Registration Statement or document by the United States Securities and Exchange Commission (the "SEC").

      "REGISTRABLE STOCK" shall mean (a) the Buyer Common Stock issued to a Holder pursuant to the Merger Agreement; and (b) any Buyer Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Buyer Common Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (y) such Registrable Stock is sold by a person in a transaction that is exempt from registration pursuant to Rule 144 under the 1933 Act or a transaction in which the Holders' rights under this Agreement are not assigned. In addition, the Registrable Stock held by any Holder shall cease to be Registrable Stock on such date on which all of the Registrable Stock held by such Holder can be sold within a period of three months pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force).

      2. "SHELF" REGISTRATION.

            (a) As soon as practicable following the approval by the stockholders of the Company of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, Flextronics shall file with the SEC a "shelf" registration statement for the public resale by the Holders of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) under the 1933 Act (the "REGISTRATION STATEMENT"). The plan of distribution indicated in the Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. Flextronics shall use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof. Notwithstanding anything to the contrary herein, Flextronics is only be obligated to file one registration statement under this Agreement.

            (b) Upon the effectiveness of the Registration Statement, Flextronics shall use all reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of (a) the date which is two (2) years after the date hereof and (b) the date when all Registrable Stock covered by such Registration Statement has been sold or may be sold within a period of three (3) months pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force). The Holders will only offer and sell Registrable Stock in a transaction that is covered by the plan of distribution indicated in the Registration Statement or is exempt from registration under the 1933 Act.

      3. OBLIGATIONS OF FLEXTRONICS. Flextronics shall:

            (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in Section 2;

            (b) use all reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or Blue Sky laws of such jurisdiction within the United States as shall be reasonably requested by the Holders for the distribution of the Registrable Stock covered by the Registration Statement; provided, however, that Flextronics shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph
(b) be obligated to do so; and provided, further, that Flextronics shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Holders submit any of his or her Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless the Holders agree to do so; and

            (c) promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting Flextronics that has not yet been publicly disclosed, if Flextronics shall determine in good faith that it would be adversely affected by such disclosure, Flextronics may so notify the Holders (such notice being referred to herein as a "DEFERRAL NOTICE") and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, at which time it shall so notify the Holders and shall prepare and furnish to the Holders any such supplement or amendment as may then be required. Following receipt of any supplement or amendment to any prospectus, the Holders shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so amended, supplemented or revised. Following receipt of a Deferral Notice, the Holders shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holders receive such notice, and any such amendment or supplement, from Flextronics. If Flextronics issues a Deferral Notice, Flextronics will extend the period of effectiveness of the Registration Statement for an amount of time equal to the length of the deferral period.

      4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Flextronics to take any action pursuant to this Agreement that each Holder shall furnish to Flextronics such information regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities as Flextronics shall reasonably request and as shall be required in connection with the actions to be taken by Flextronics hereunder.

      5. EXPENSES. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters' or brokers' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky laws, and the fees and disbursements of counsel for Flextronics, shall be paid by Flextronics. Each Holder shall bear and pay the underwriting discounts and commissions and brokerage fees applicable to securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

      6. TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock who, after such transfer or assignment, holds at least 5,000 shares of Registrable Stock previously held by such Holder or (b) an Affiliate of such Holder; provided, however, that (i) such Holder shall give Flextronics written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Flextronics, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act.

      7. INDEMNIFICATION. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

            (a) Flextronics shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls such Holder or participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Flextronics; provided, further, that Flextronics shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person expressly for use in connection with such registration; provided, further, that Flextronics shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an offer or sale by such Holder in violation of any of such Holder's obligations under Section 3(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder and any termination of this Agreement.

            (b) Each Holder severally and not jointly shall indemnify and hold harmless Flextronics, each of its directors and officers, each person, if any, who controls Flextronics within the meaning of the 1933 Act, and each agent and any underwriter for Flextronics (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Flextronics or any such director, officer, controlling person, agent or underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Flextronics or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder; provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

            (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. OFF-SET AND INDEMNIFICATION UNDER MERGER AGREEMENT; REPRESENTATIVE.

      (a) Off-set and Indemnification Under Merger Agreement. Each Holder hereby approves, affirms and agrees to Section 10 of the Merger Agreement, including but not limited to (i) Claims by Flextronics for any Damages (as defined in the Merger Agreement) as provided in Section 10 of the Merger Agreement, (ii) off-setting the Earnout Amount from the consideration otherwise payable to the Company stockholders under the Merger Agreement and (iii) any obligation of any Company stockholder set forth in Section 10.

      (b) Appointment of Representative. Each Holder hereby approves the designation of Ampersand 1999 Limited Partnership as its representative (the "REPRESENTATIVE") with power to act for the Holders with respect to all matters and transactions contemplated by the Merger Agreement under Section 2.2(g),
Section 2.9, Section 6.7, Section 10, and Section 11.5 of the Merger Agreement, and in connection with any dispute, litigation or arbitration involving the Merger Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Representative shall deem necessary or appropriate in connection with transactions contemplated by the Merger Agreement, including without limitation, the power (i) to act for the Holders with regard to matters pertaining to the Purchase Price Adjustment, the Earnout, matters under Section 6.7 of the Merger Agreement and the off-set or the indemnification referred to in the Merger Agreement, including the power to compromise or settle any Claim on behalf of the Holders and to transact matters of litigation, arbitration or other proceedings; (ii) to do or refrain from doing any further act or deed on behalf of the Holders which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of the Merger Agreement, as fully and completely as each Holder could do if personally present; (iii) to receive all notices and service of process on behalf of the Holders in connection with any Claims or matters under the Merger Agreement; (iv) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to Claims or claims; (v) arbitrate, resolve, settle or compromise any Claim made pursuant to Section 10 of the Merger Agreement or a claim under Section 2.2(g) or Section 2.9 of the Merger Agreement; and (vi) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing.

      (c) Indemnification of Representative. Each Holder agrees and acknowledges that in performing the functions specified in the Merger Agreement, the Representative will not be liable to any Holder for any loss or damages it may suffer by reason of the performance by the Representative of its duties under the Merger Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of its duties under the Merger Agreement. Each Holder, severally in accordance with its respective Pro Rata Percentage, agrees to indemnify and hold harmless the Representative for any loss or damage arising from the performance of its duties as Representative under the Merger Agreement, including, without limitation, the cost of any accounting firm or legal counsel retained by the Representative, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of its duties under the Merger Agreement and further agrees that such Holder will, upon receipt of any Earnout Amount received, immediately pay over the appropriate amount of such Earnout Amount received in respect of such loss or damage. Each Holder holding more than 5% of the outstanding Common Stock of the Company (a "5% STOCKHOLDER"), assuming that all shares of Series A Preferred Stock of the Company were converted to Common Stock of the Company, and treating all Common Stock of the Company owned by affiliated entities as owned by a single stockholder for purposes of determining whether such Holder holds more than 5% of the outstanding Common Stock of the Company, agrees to lend to the Representative such 5% Stockholder's pro rata portion of $150,000 (the "EXPENSE RESERVE") based upon such 5% Stockholder's holdings of Common Stock of the Company, assuming such conversion, to be held and used by the Representative in performing its duties hereunder, it being understood that (i) such loan will be repaid by the Representative to such 5% Stockholders on a pro rata basis out of and to the extent of any Earnout Amount, if any, paid to Holders under the Merger Agreement upon termination of the Representative's duties under the Merger Agreement and (ii) the Representative shall have no obligation to repay any of the Expense Reserve to such 5% Stockholders. Each Holder agrees to such repayment arrangements.

      9. GENERAL PROVISIONS.

            (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, transmitted by facsimile, delivered by nationally recognized overnight courier or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid. Notices shall be delivered at the addresses set forth below such party's name on the signature page hereto. Any party hereto may by notice so given change its address or facsimile number for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or on the third business day after deposit in the mail in the manner set forth above.

            (b) Entire Agreement; Independence of Obligations. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Merger Agreement, the terms of this Agreement shall control.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles.

            (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            (e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

            (f) Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

            (g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

            (i) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            (j) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Buyer Common Stock, then, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

            (k) Effectiveness. This Agreement shall be enforceable against the Company and any Holder upon its execution by the Company and such Holder. Failure of any party whose name is set forth on Exhibit A or whose name is set forth on the signature pages hereof to execute this Agreement shall not affect its effectiveness against the Company and the Holders executing this Agreement. Except for Section 2(a), notwithstanding anything to the contrary herein, this Agreement is conditioned upon and shall become effective simultaneously with the Closing of the Merger in accordance with the Merger Agreement. Section 2(a) is conditioned upon and shall become effective simultaneously with the Stockholder Approval. If the Merger is terminated or not subsequently closed within a 60-day period following such approval, then Section 2(a) of this Agreement shall be of no further force and effect upon such termination or the end of such 60-day period.

            (l) Arbitration of Disputes. Any disputes arising under this Agreement shall be subject to the arbitration provisions set forth in Section
11.5 of the Merger Agreement as though all parties hereto were parties to the Merger Agreement for purposes of Section 11.5 and the arbitration provisions therein applied to the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

FLEXTRONICS INTERNATIONAL LTD.

By: /s/ Manny Marimuthu
    -----------------------------------

Name: Manny Marimuthu

Title: Authorized Signatory

Address: ____________________________________________

_____________________________________________________

Facsimile: __________________________________________

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

HOLDERS

MOLEX INCORPORATED

By: /s/ John Joseph King
    -------------------------------

Name: John Joseph King

Title: Vice - Chairman & CEO

Address: Molex, Inc.
         2222 Wellington City Lisle, IL 60532

Facsimile: 630 - 416 - 4985

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

HOLDERS

AMPERSAND 1999 LIMITED PARTNERSHIP
BY: AMP-99 MANAGEMENT COMPANY
    LIMITED LIABILITY COMPANY, ITS GENERAL PARTNER

By: /s/ Stuart A. Auerbach
    ----------------------------------------
    Stuart A. Auerbach, Managing Member

Address: 55 William St., Suite 24D
         Wellesley, MA 02481

Facsimile: (781) 239 - 0824

AMPERSAND 1999 COMPANION FUND LIMITED PARTNERSHIP
BY: AMP-99 MANAGEMENT COMPANY
    LIMITED LIABILITY COMPANY, ITS GENERAL PARTNER

By: /s/ Stuart A. Auerbach
    ----------------------------------------
    Stuart A. Auerbach, Managing Member

Address: 55 William St., Suite 24D
         Wellesley, MA 02481

Facsimile: (781) 239 - 0824

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

HOLDERS

/s/ Benoit Pouliquen                    /s/ Brian Carufel
--------------------------------------  ----------------------------------------

Name: Benoit Pouliquen                  Name: Brian Carufel

Address:______________________________  Address:________________________________

______________________________________  ________________________________________

Facsimile: ___________________________  Facsimile: _____________________________

______________________________________  ________________________________________

/s/ Cliff Morris                        /s/ Rick Morris
--------------------------------------  ----------------------------------------

Name: Cliff Morris                      Name: Rick Morris

Address:______________________________  Address:________________________________

______________________________________  ________________________________________

Facsimile: ___________________________  Facsimile: _____________________________

______________________________________  ________________________________________

/s/ Sid Roberts                         /s/ John Dixon
--------------------------------------  ----------------------------------------

Name: Sid Roberts                       Name: John Dixon

Address:______________________________  Address:________________________________

______________________________________  ________________________________________

Facsimile: ___________________________  Facsimile: _____________________________

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

HOLDERS

/s/ Joe Renner                          /s/ Andrew Resner
--------------------------------------  ----------------------------------------

Name: Joe Renner                        Name: Andrew Resner

Address:______________________________  Address:________________________________

______________________________________  ________________________________________

______________________________________  ________________________________________

Facsimile: ___________________________  Facsimile: _____________________________

/s Dan Hon
--------------------------------------

Name: Dan Hon

Address:______________________________

______________________________________

Facsimile: ___________________________

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

                                     HOLDERS

Molex Incorporated
Ampersand 1999 Limited Partnership
Ampersand 1999 Companion Fund, L.P.
Benoit Pouliquen
Brian Carufel
Cliff Morris
Rick Morris
Sid Roberts
John Dixon
Joe Renner
Andrew Resner
Dan Hon